First Security Group Announces Knoxville, Tennessee Market Additions
Market and iCRE Leaders Announced

CHATTANOOGA, TN, February 7, 2014 - FSGBank, National Association, (“FSGBank”), the wholly-owned community bank subsidiary of First Security Group, Inc. (NASDAQ: FSGI), announced Robert Baird as Senior Vice President - Market Executive for the Knoxville, Jefferson City and Cookeville, Tennessee markets. FSGBank also announced the establishment of a dedicated investor commercial real estate (“iCRE”) position. David Haynes, who previously served as the Knoxville Market Executive, has assumed the new role with enhanced responsibility of iCRE throughout all FSGBank markets.
Robert Baird joins FSGBank from First Century Bank in Tazewell, Tennessee, where he served as Executive Vice President and Chief Lending Officer. Mr. Baird brings over 35 years of banking experience, including nearly 25 years with SunTrust Bank in the Knoxville, Tennessee market. Joining Mr. Baird are two additional commercial banking officers, Tommy Schmid and Jared Palazzola. Mr. Schmid and Mr. Palazzola have over 35 years of collective banking experience.
“With the addition of Robert, Tommy and Jared to our existing team, we believe we can substantially grow our market share in Knoxville,” said Michael Kramer, President and CEO of FSGBank. “While we are headquartered in Chattanooga, Knoxville is an equally important market for our long-term growth and success.”
David Haynes, Managing Director - Investor Commercial Real Estate, has nearly 40 years of banking experience, including the last twelve years at FSGBank. Mr. Haynes will coordinate the origination, structure, and monitoring of all new investor commercial real estate loans and certain existing iCRE relationships.
“David brings a wealth of knowledge and experience from his extensive banking career which includes leadership roles in credit, special assets and commercial banking,” said CEO Kramer. “As the economy continues to recover and grow, we are once again seeing investor commercial real estate transactions throughout our markets. With a dedicated resource of David’s stature, we believe we can identify iCRE transactions that, with proper structuring and monitoring, can fit within our risk parameters.”
“We previously announced various niche lending initiatives that will enhance our ability to achieve our desired loan growth,” said CEO Kramer. “While the niche lending initiatives are important, our core East Tennessee markets are robust and can provide strong organic loan growth. We believe today’s announcements strengthens our ability to achieve that growth in Knoxville and throughout our footprint.”
About First Security Group, Inc.
First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee, with $1.0 billion in assets. Founded in 1999, First Security’s community bank subsidiary, FSGBank, N.A. has 28 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, treasury management products and services, financial planning and internet banking (www.FSGBank.com).
Forward-Looking Statements
This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1993) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.
FOR FURTHER INFORMATION:
John R. Haddock, EVP & CFO
Tel: (423) 308-2075
E-mail: jhaddock@FSGBank.com